Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus of Digital Power Corporation dated December 21, 2016 and to the incorporation by reference therein of our report dated March 30, 2016, with respect to the consolidated financial statements of Digital Power Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel December 21, 2016	/s/ Kost Forer Gabbay and Kasierer Kost Forer Gabbay and Kasierer A member of Ernst & Young Global